UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): September 8, 2011

Harley-Davidson, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3700 West Juneau Avenue, Milwaukee, Wisconsin 53208

(Address of principal executive offices, including zip code)

(414) 342-4680

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 8, 2011, the Board of Directors of Harley-Davidson, Inc. (the “Company”) approved Restated Articles of Incorporation (the “Restated Articles”) for the Company. The restatement included an amendment to the Company’s Restated Articles of Incorporation, as amended through May 3, 2011 (the “Current Articles”), removing Section (c) of Article IV of the Current Articles to eliminate the Company’s Series A Junior Participating Preferred Stock (the “Series A Preferred”). The terms of the Series A Preferred provided for 500,000 shares of preferred stock, each share of which was entitled to 10,000 votes per share (subject to adjustment) and other rights such that the value of a one ten-thousandth interest in a share of Series A Preferred would approximate the value of one share of the Company’s common stock. No shares of Series A Preferred had been issued. Under applicable law, it was not necessary for shareholders of the Company to approve the amendment or the restatement.

The Company filed the Restated Articles with the Wisconsin Department of Financial Institutions on September 9, 2011, and the Restated Articles became effective upon the date of filing.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(3.1)	Restated Articles of Incorporation of Harley-Davidson, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.

Date: September 12, 2011	By:	/s/ Stephen W. Boettinger
Stephen W. Boettinger
Assistant Secretary

HARLEY-DAVIDSON, INC.

Exhibit Index to Current Report on Form 8-K

Dated September 8, 2011

Exhibit Number

(3.1)	Restated Articles of Incorporation of Harley-Davidson, Inc.